Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Subsidiary Name	Incorporated Location	Holding Company (1) or Subsidiary (2)	Percentage Owned
BCD Shanghai Micro-Electronics Company Limited	China	2	100%
Canyon Semiconductor Inc.	Taiwan	2	55.34%
Diodes (Shanghai) Investment Company Limited	China	1	100%
Diodes Electronic (Shenzhen) Company Limited	China	2	100%
Diodes Fast Analog Solutions Limited	United Kingdom	2	100%
Diodes Holdings UK Limited	United Kingdom	1	100%
Diodes Hong Kong Limited	Hong Kong	1	100%
Diodes Investments Taiwan Co., Ltd	Taiwan	1	100%
Diodes Japan K.K.	Japan	2	100%
Diodes Kaihong (Shanghai) Company Limited	China	2	100%
Diodes Korea Inc	Korea	2	100%
Diodes Semiconductors GB Limited	United Kingdom	2	100%
Diodes Singapore Pte. Ltd.	Singapore	2	100%
Diodes Taiwan S.A.R.L	Luxembourg	1	100%
Diodes Taiwan S.A.R.L. Hsinchu Branch	Taiwan	2	100%
Diodes Taiwan S.A.R.L. Keelung Branch	Taiwan	2	100%
Diodes Taiwan S.A.R.L. Taiwan Branch	Taiwan	2	100%
Diodes Technology (Chengdu) Company Limited	China	2	100%
Diodes US Manufacturing Incorporated	Unites States	2	100%
Diodes Zetex GmbH	Germany	2	100%
Diodes Zetex Limited	United Kingdom	2	100%
Diodes Zetex Neuhaus GmbH	Germany	2	100%
Diodes Zetex Semiconductors Limited	United Kingdom	2	100%
DiodSent Green Technology Co., Ltd	Taiwan	2	60%
Dyna Image Corporation	Taiwan	2	68.03%
Dyna International Co., Ltd.	British Virgin Islands	1	100%
Dyna International Holding Co., Ltd.	British Virgin Islands	1	100%
Eris Technology Corporation	Taiwan	2	51.07%
Lite-On Microelectronics (Wuxi) Co., Ltd.	China	2	100%
Lite-On Semiconductor (Wuxi) Co., Ltd.	China	2	100%
Lite-On Semiconductor HK Limited	Hong Kong	1	100%
Lyra Semiconductor Incorporated	Taiwan	2	50.01%
My-Semi Inc.	Taiwan	2	62.50%

Pericom Technology (Shanghai) Company Limited	China	2	100%
Pericom Technology (Yangzhou) Corporation	China	2	100%
PSE Technology (Shandong) Corporation	China	2	100%
PSE Technology Corporation	Taiwan	2	100%
Savitech Corp.	Taiwan	2	55.07%
Diodes (Shanghai) Investment Co. Ltd.	China	2	100%
Diodes Kaihong (Shanghai) Company Limited	China	2	100%
Shanghai Kaihong Electronic Company Limited.	China	2	95%
Shanghai Kaihong Technology Company Limited.	China	2	95%
Shanghai Seeful Electronic Co., Ltd.	China	2	100%
Smart Power Holdings Group Co., Ltd.	British Virgin Islands	1	100%
TF Semiconductor Solutions, Inc	Delaware	2	56.91%
WBG Power Systems (Cayman) Co., Ltd.	Cayman Islands	1	65%
Yea Shin Technology Co., Ltd.	Taiwan	2	100%
Jie Cheng Electronics Trading Limited………………….	China	2	100%
Harvest Joy Holdings Limited…………………………...	Samoa	2	100%
Shenzhen Savitech Inc…………………………………...	China	2	100%
Keep High Limited……………………………………….	Seychelles	2	100%
Forever Eagle Incorporation…………………………….	Mauritius	2	100%
DiodSent Green Technology (Hong Kong) Limited……	Hong Kong	2	100%
DiodSent Green Technology (Wuxi) Co., Ltd…………..	China	2	100%
My-optoelectronics (ShenZhen) Co., Ltd……………….	China	2	100%
Erishin Semiconductor Corporation…………………….	Taiwan	2	100%